UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2013

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Odyssey held an annual meeting of stockholders on June 5, 2013, for the purpose of considering and acting upon the following matters:

•	to elect six directors to serve until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified (the “Election Proposal”);

•	to hold a non-binding advisory vote on executive compensation (the “Compensation Proposal”); and

•	a proposal to ratify the appointment of Ferlita, Walsh & Gonzalez, P.A. as Odyssey’s independent registered public accounting firm for the year ending December 31, 2013 (the “Ratification Proposal”).

With respect to the Election Proposal and the Compensation Proposal, there were 33,138,904 broker non-votes. Broker non-votes were not relevant to the Ratification Proposal.

ELECTION OF DIRECTORS

With respect to the Election Proposal, the six individuals named below were elected to serve as directors in accordance with the following vote:

Nominee	For	Withheld
Bradford B. Baker	32,266,277	679,793
Max H. Cohen	32,258,784	687,286
Mark D. Gordon	31,589,509	1,356,561
David J. Saul	32,223,829	722,241
Jon D. Sawyer	32,264,877	681,193
Gregory P. Stemm	32,366,154	579,916

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

With respect to the Compensation Proposal, the results of the vote were as follows:

For	Against	Abstain

32,039,319	710,144	196,607

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to the Ratification Proposal, the proposal to ratify the appointment of Ferlita, Walsh & Gonzalez, P.A. as Odyssey’s independent registered public accounting firm was approved as follows:

For	Against	Abstain

65,182,853	666,987	235,134

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: June 11, 2013	By:	/s/ Michael J. Holmes
Michael J. Holmes
Chief Financial Officer